Exhibit m

THE HARTFORD MUTUAL FUNDS, INC.

DISTRIBUTION PLAN

CLASS A, B, C, R3, R4 AND T SHARES

AUGUST 2, 2006, AS LAST AMENDED AND RESTATED ON FEBRUARY 28, 2017

ARTICLE I. THE PLAN

This Amended and Restated Distribution Plan (the "Plan") sets forth the terms and conditions on which The Hartford Mutual Funds, Inc. (the "Company"), on behalf of each series of the Company (each a "Fund" and together the "Funds") will pay certain amounts to Hartford Funds Distributors, LLC (the "Distributor") in connection with the provision by the Distributor, of certain services to the Funds, as set forth herein. Certain of such payments by a Fund may, under Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), be deemed to constitute the financing of distribution by a Fund. This Plan describes all material aspects of such financing as contemplated by the Rule and shall be administered and interpreted, and implemented and continued, in a manner consistent with the Rule. The Fund and each Class of those Funds that currently have adopted this Plan, and the effective dates of such adoption, are as follows:

SERIES	CLASS	EFFECTIVE DATE
The Hartford Balanced Fund	A	July 22, 1996
The Hartford Balanced Fund	B	July 22, 1996
The Hartford Balanced Fund	C	July 31, 1998
The Hartford Balanced Fund	R3	December 15, 2006
The Hartford Balanced Fund	R4	December 15, 2006
The Hartford Balanced Fund	T	February 28, 2017
The Hartford Balanced Income Fund	A	May 10, 2006
The Hartford Balanced Income Fund	B	May 10, 2006
The Hartford Balanced Income Fund	C	May 10, 2006
The Hartford Balanced Income Fund	R3	May 28, 2010
The Hartford Balanced Income Fund	R4	May 28, 2010
The Hartford Balanced Income Fund	T	February 28, 2017
The Hartford Capital Appreciation Fund	A	July 22, 1996
The Hartford Capital Appreciation Fund	B	July 22, 1996
The Hartford Capital Appreciation Fund	C	July 31, 1998
The Hartford Capital Appreciation Fund	R3	December 15, 2006
The Hartford Capital Appreciation Fund	R4	December 15, 2006
The Hartford Capital Appreciation Fund	T	February 28, 2017
The Hartford Checks and Balances Fund	A	May 31, 2007
The Hartford Checks and Balances Fund	B	May 31, 2007
The Hartford Checks and Balances Fund	C	May 31, 2007
The Hartford Checks and Balances Fund	R3	August 29, 2008
The Hartford Checks and Balances Fund	R4	August 29, 2008
The Hartford Checks and Balances Fund	T	February 28, 2017
The Hartford Conservative Allocation Fund	A	May 19, 2004
The Hartford Conservative Allocation Fund	B	May 19, 2004
The Hartford Conservative Allocation Fund	C	May 19, 2004
The Hartford Conservative Allocation Fund	R3	December 15, 2006
The Hartford Conservative Allocation Fund	R4	December 15, 2006
The Hartford Conservative Allocation Fund	T	February 28, 2017
Hartford Core Equity Fund	A	April 30, 1998
Hartford Core Equity Fund	B	April 30, 1998
Hartford Core Equity Fund	C	July 31, 1998

SERIES	CLASS	EFFECTIVE DATE
Hartford Core Equity Fund	R3	December 15, 2006
Hartford Core Equity Fund	R4	December 15, 2006
Hartford Core Equity Fund	T	February 28, 2017
The Hartford Dividend and Growth Fund	A	July 22, 1996
The Hartford Dividend and Growth Fund	B	July 22, 1996
The Hartford Dividend and Growth Fund	C	July 31, 1998
The Hartford Dividend and Growth Fund	R3	December 15, 2006
The Hartford Dividend and Growth Fund	R4	December 15, 2006
The Hartford Dividend and Growth Fund	T	February 28, 2017
Hartford Emerging Markets Equity Fund	A	May 31, 2011
Hartford Emerging Markets Equity Fund	B	May 31, 2011
Hartford Emerging Markets Equity Fund	C	May 31, 2011
Hartford Emerging Markets Equity Fund	R3	May 31, 2011
Hartford Emerging Markets Equity Fund	R4	May 31, 2011
Hartford Emerging Markets Equity Fund	T	February 28, 2017
The Hartford Emerging Markets Local Debt Fund	A	May 31, 2011
The Hartford Emerging Markets Local Debt Fund	B	May 31, 2011
The Hartford Emerging Markets Local Debt Fund	C	May 31, 2011
The Hartford Emerging Markets Local Debt Fund	R3	May 31, 2011
The Hartford Emerging Markets Local Debt Fund	R4	May 31, 2011
The Hartford Emerging Markets Local Debt Fund	T	February 28, 2017
Hartford Environmental Opportunities Fund	A	February 29, 2016
Hartford Environmental Opportunities Fund	C	February 29, 2016
Hartford Environmental Opportunities Fund	R3	February 29, 2016
Hartford Environmental Opportunities Fund	R4	February 29, 2016
Hartford Environmental Opportunities Fund	T	February 28, 2017
The Hartford Equity Income Fund	A	August 28, 2003
The Hartford Equity Income Fund	B	August 28, 2003
The Hartford Equity Income Fund	C	August 28, 2003
The Hartford Equity Income Fund	R3	December 15, 2006
The Hartford Equity Income Fund	R4	December 15, 2006
The Hartford Equity Income Fund	T	February 28, 2017
The Hartford Floating Rate Fund	A	April 29, 2005
The Hartford Floating Rate Fund	B	April 29, 2005
The Hartford Floating Rate Fund	C	April 29, 2005
The Hartford Floating Rate Fund	R3	December 15, 2006
The Hartford Floating Rate Fund	R4	December 15, 2006
The Hartford Floating Rate Fund	T	February 28, 2017
The Hartford Floating Rate High Income Fund	A	September 30, 2011
The Hartford Floating Rate High Income Fund	C	September 30, 2011
The Hartford Floating Rate High Income Fund	R3	September 30, 2011
The Hartford Floating Rate High Income Fund	R4	September 30, 2011
The Hartford Floating Rate High Income Fund	T	February 28, 2017
The Hartford Global All-Asset Fund	A	May 28, 2010
The Hartford Global All-Asset Fund	C	May 28, 2010
The Hartford Global All-Asset Fund	R3	May 28, 2010
The Hartford Global All-Asset Fund	R4	May 28, 2010

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SERIES	CLASS	EFFECTIVE DATE
The Hartford Global All-Asset Fund	T	February 28, 2017
Hartford Global Capital Appreciation Fund	A	April 29, 2005
Hartford Global Capital Appreciation Fund	B	April 29, 2005
Hartford Global Capital Appreciation Fund	C	April 29, 2005
Hartford Global Capital Appreciation Fund	R3	December 15, 2006
Hartford Global Capital Appreciation Fund	R4	December 15, 2006
Hartford Global Capital Appreciation Fund	T	February 28, 2017
Hartford Global Equity Income Fund	A	March 1, 2008
Hartford Global Equity Income Fund	B	March 1, 2008
Hartford Global Equity Income Fund	C	March 1, 2008
Hartford Global Equity Income Fund	R3	March 1, 2008
Hartford Global Equity Income Fund	R4	March 1, 2008
Hartford Global Equity Income Fund	T	February 28, 2017
Hartford Global Impact Fund	A	February 28, 2017
Hartford Global Impact Fund	C	February 28, 2017
Hartford Global Impact Fund	R3	February 28, 2017
Hartford Global Impact Fund	R4	February 28, 2017
Hartford Global Impact Fund	T	February 28, 2017
The Hartford Global Real Asset Fund	A	May 28, 2010
The Hartford Global Real Asset Fund	C	May 28, 2010
The Hartford Global Real Asset Fund	R3	May 28, 2010
The Hartford Global Real Asset Fund	R4	May 28, 2010
The Hartford Global Real Asset Fund	T	February 28, 2017
The Hartford Growth Allocation Fund	A	May 19, 2004
The Hartford Growth Allocation Fund	B	May 19, 2004
The Hartford Growth Allocation Fund	C	May 19, 2004
The Hartford Growth Allocation Fund	R3	December 15, 2006
The Hartford Growth Allocation Fund	R4	December 15, 2006
The Hartford Growth Allocation Fund	T	February 28, 2017
The Hartford Healthcare Fund	A	April 27, 2000
The Hartford Healthcare Fund	B	April 27, 2000
The Hartford Healthcare Fund	C	April 27, 2000
The Hartford Healthcare Fund	R3	December 15, 2006
The Hartford Healthcare Fund	R4	December 15, 2006
The Hartford Healthcare Fund	T	February 28, 2017
The Hartford High Yield Fund	A	September 30, 1998
The Hartford High Yield Fund	B	September 30, 1998
The Hartford High Yield Fund	C	September 30, 1998
The Hartford High Yield Fund	R3	December 15, 2006
The Hartford High Yield Fund	R4	December 15, 2006
The Hartford High Yield Fund	T	February 28, 2017
The Hartford Inflation Plus Fund	A	October 31, 2002
The Hartford Inflation Plus Fund	B	October 31, 2002
The Hartford Inflation Plus Fund	C	October 31, 2002
The Hartford Inflation Plus Fund	R3	December 15, 2006
The Hartford Inflation Plus Fund	R4	December 15, 2006
The Hartford Inflation Plus Fund	T	February 28, 2017
Hartford International Equity Fund	A	June 30, 2008
Hartford International Equity Fund	B	June 30, 2008
Hartford International Equity Fund	C	June 30, 2008
Hartford International Equity Fund	R3	June 30, 2008
Hartford International Equity Fund	R4	June 30, 2008
Hartford International Equity Fund	T	February 28, 2017

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SERIES	CLASS	EFFECTIVE DATE
The Hartford International Growth Fund	A	April 30, 2001
The Hartford International Growth Fund	B	April 30, 2001
The Hartford International Growth Fund	C	April 30, 2001
The Hartford International Growth Fund	R3	December 15, 2006
The Hartford International Growth Fund	R4	December 15, 2006
The Hartford International Growth Fund	T	February 28, 2017
The Hartford International Opportunities Fund	A	July 22, 1996
The Hartford International Opportunities Fund	B	July 22, 1996
The Hartford International Opportunities Fund	C	July 31, 1998
The Hartford International Opportunities Fund	R3	December 15, 2006
The Hartford International Opportunities Fund	R4	December 15, 2006
The Hartford International Opportunities Fund	T	February 28, 2017
The Hartford International Small Company Fund	A	April 30, 2001
The Hartford International Small Company Fund	B	April 30, 2001
The Hartford International Small Company Fund	C	April 30, 2001
The Hartford International Small Company Fund	R3	May 28, 2010
The Hartford International Small Company Fund	R4	May 28, 2010
The Hartford International Small Company Fund	T	February 28, 2017
The Hartford International Value Fund	A	May 28, 2010
The Hartford International Value Fund	C	May 28, 2010
The Hartford International Value Fund	R3	May 28, 2010
The Hartford International Value Fund	R4	May 28, 2010
The Hartford International Value Fund	T	February 28, 2017
Hartford Long/Short Global Equity Fund	A	August 29, 2014
Hartford Long/Short Global Equity Fund	C	August 29, 2014
Hartford Long/Short Global Equity Fund	T	February 28, 2017
The Hartford MidCap Fund	A	July 22, 1996
The Hartford MidCap Fund	B	July 22, 1996
The Hartford MidCap Fund	C	July 31, 1998
The Hartford MidCap Fund	R3	May 31, 2009
The Hartford MidCap Fund	R4	May 31, 2009
The Hartford MidCap Fund	T	February 28, 2017
The Hartford MidCap Value Fund	A	April 30, 2001
The Hartford MidCap Value Fund	B	April 30, 2001
The Hartford MidCap Value Fund	C	April 30, 2001
The Hartford MidCap Value Fund	R3	May 28, 2010
The Hartford MidCap Value Fund	R4	May 28, 2010
The Hartford MidCap Value Fund	T	February 28, 2017
Hartford Moderate Allocation Fund	A	May 19, 2004
Hartford Moderate Allocation Fund	B	May 19, 2004
Hartford Moderate Allocation Fund	C	May 19, 2004
Hartford Moderate Allocation Fund	R3	December 15, 2006
Hartford Moderate Allocation Fund	R4	December 15, 2006
Hartford Moderate Allocation Fund	T	February 28, 2017
Hartford Multi-Asset Income Fund	A	April 30, 2014
Hartford Multi-Asset Income Fund	C	April 30, 2014
Hartford Multi-Asset Income Fund	R3	April 30, 2014

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SERIES	CLASS	EFFECTIVE DATE
Hartford Multi-Asset Income Fund	R4	April 30, 2014
Hartford Multi-Asset Income Fund	T	February 28, 2017
Hartford Municipal Income Fund	A	May 29, 2015
Hartford Municipal Income Fund	C	May 29, 2015
Hartford Municipal Income Fund	T	February 28, 2017
The Hartford Municipal Opportunities Fund	A	May 31, 2007
The Hartford Municipal Opportunities Fund	B	May 31, 2007
The Hartford Municipal Opportunities Fund	C	May 31, 2007
The Hartford Municipal Opportunities Fund	T	February 28, 2017
Hartford Municipal Short Duration Fund	A	May 29, 2015
Hartford Municipal Short Duration Fund	C	May 29, 2015
Hartford Municipal Short Duration Fund	T	February 28, 2017
The Hartford Quality Bond Fund	A	November 30, 2012
The Hartford Quality Bond Fund	C	November 30, 2012
The Hartford Quality Bond Fund	R3	November 30, 2012
The Hartford Quality Bond Fund	R4	November 30, 2012
The Hartford Quality Bond Fund	T	February 28, 2017
Hartford Real Total Return Fund	A	November 29, 2013
Hartford Real Total Return Fund	C	November 29, 2013
Hartford Real Total Return Fund	R3	November 29, 2013
Hartford Real Total Return Fund	R4	November 29, 2013
Hartford Real Total Return Fund	T	February 28, 2017
The Hartford Short Duration Fund	A	October 31, 2002
The Hartford Short Duration Fund	B	October 31, 2002
The Hartford Short Duration Fund	C	October 31, 2002
The Hartford Short Duration Fund	R3	September 30, 2011
The Hartford Short Duration Fund	R4	September 30, 2011
The Hartford Short Duration Fund	T	February 28, 2017
Hartford Small Cap Core Fund	A	January 1, 2005
Hartford Small Cap Core Fund	B	January 1, 2005
Hartford Small Cap Core Fund	C	January 1, 2005
Hartford Small Cap Core Fund	R3	September 30, 2011
Hartford Small Cap Core Fund	R4	September 30, 2011
Hartford Small Cap Core Fund	T	February 28, 2017
The Hartford Small Company Fund	A	July 22, 1996
The Hartford Small Company Fund	B	July 22, 1996
The Hartford Small Company Fund	C	July 31, 1998
The Hartford Small Company Fund	R3	August 2, 2006
The Hartford Small Company Fund	R4	August 2, 2006
The Hartford Small Company Fund	T	February 28, 2017
The Hartford Strategic Income Fund	A	May 31, 2007
The Hartford Strategic Income Fund	B	May 31, 2007
The Hartford Strategic Income Fund	C	May 31, 2007
The Hartford Strategic Income Fund	R3	September 30, 2011
The Hartford Strategic Income Fund	R4	September 30, 2011
The Hartford Strategic Income Fund	T	February 28, 2017
The Hartford Total Return Bond Fund	A	July 22, 1996
The Hartford Total Return Bond Fund	B	July 22, 1996
The Hartford Total Return Bond Fund	C	July 31, 1999
The Hartford Total Return Bond Fund	R3	December 15, 2006
The Hartford Total Return Bond Fund	R4	December 15, 2006
The Hartford Total Return Bond Fund	T	February 28, 2017
The Hartford World Bond Fund	A	May 31, 2011

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SERIES	CLASS	EFFECTIVE DATE
The Hartford World Bond Fund	B	May 31, 2011
The Hartford World Bond Fund	C	May 31, 2011
The Hartford World Bond Fund	R3	May 31, 2011
The Hartford World Bond Fund	R4	May 31, 2011
The Hartford World Bond Fund	T	February 28, 2017

ARTICLE II. DISTRIBUTION AND SERVICE EXPENSES

Each Fund shall pay to the Distributor a fee in the amount specified in Article III hereof. Such fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of the applicable Class of shares of the Funds, including, but not limited to the payment of Distribution Expenses (as defined below) and Service Expenses (as defined below). Distribution Expenses include, but are not limited to, (a) payment of initial and ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell each Fund's shares; (b) compensation to employees of the Distributor; (c) compensation to and expenses, including overhead such as communications and telephone, training, supplies, photocopying and similar types of expenses, of the Distributor incurred in the printing and mailing or other dissemination of all prospectuses and statements of additional information; (d) the costs of preparation, printing and mailing of reports used for sales literature and related expenses, advertisements and other distribution-related expenses (including personnel of the Distributor).

Service Expenses shall mean fees for activities covered by the definition of "service fee" contained in Article III, Section 26(b) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., which provides that service fees shall mean payments by an investment company for personal service and/or the maintenance of shareholder accounts.

ARTICLE III. MAXIMUM EXPENDITURES

CLASS A AND T SHARES

The expenditures to be made by each Fund pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by each Fund, and in no event shall such expenditures exceed 0.25% of the average daily net asset value of the Class A shares or Class T shares, as applicable, of any Fund (determined in accordance with each Fund's prospectus as from time to time in effect) on an annual basis to cover Distribution Expenses and Service Expenses. Up to 0.25% may be used to cover Service Expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine.

CLASS B AND C SHARES

The expenditures to be made by each Fund pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by each Fund, and in no event shall such expenditures exceed 1.00% of the average daily net asset value of the Class B shares or Class C shares, as applicable, of any Fund (determined in accordance with each Fund's prospectus as from time to time in effect) on an annual basis to cover Distribution Expenses and Service Expenses. Up to 0.25% may be used to cover Service Expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine.

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CLASS R3 AND R4

The expenditures to be made by each Fund pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by each Fund, and in no event shall such expenditures exceed 0.50% and 0.25%, respectively, of the average daily net asset value of the Class R3 shares and Class R4 shares of any Fund (determined in accordance with each Fund's prospectus as from time to time in effect) on an annual basis to cover Distribution Expenses and Service Expenses. Up to 0.25% may be used to cover Service Expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine.

ARTICLE IV. EXPENSES BORNE BY THE FUNDS

Notwithstanding any other provision of this Plan, the Company, each Fund and its administrator, may bear the respective expenses to be borne by them under any administrative services agreement, as from time to time in effect under the Company's current prospectus. Except as otherwise contemplated by this Plan, the Company, and each Fund shall not, directly or indirectly, engage in financing any activity which is primarily intended to or should reasonably result in the sale of shares of any Fund.

It is recognized that the costs of distributing Fund's shares may exceed the sum of all sales charges collected on sales of Fund shares. In view of this, if and to the extent that any investment management and administration fees paid by a fund might be considered as indirectly financing any activity which is primarily intended to result in the sale of the Fund's shares, the payment by that Fund of such fees hereby is authorized under this Plan.

ARTICLE V. APPROVAL BY BOARD OF DIRECTORS, SHAREHOLDERS

This Plan shall not be effective with respect to any class of shares of a Fund unless: (a) this Plan has been approved by the vote of the majority of the outstanding voting shares of such class, if this Plan is adopted for such class after any public offering of the shares of such class or the sale of shares of such class to persons who are not affiliated persons of the Company, affiliated persons of such person, a promoter of the Company, or affiliated persons of such promoters; and (b) this Plan, together with any related agreements, has been approved for such class, by votes cast in person at a meeting called for the purpose of voting on this Plan and any such related agreements, of a majority of both (i) the Directors of the Company and (ii) those directors who are not "interested persons" of the Company and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Independent Directors").

ARTICLE VI. CONTINUANCE

This Plan and any related agreement shall continue in effect with respect to each Fund from year to year provided such continuance is specifically approved at least annually in the manner provided for in Article V, clause (b).

ARTICLE VII. INFORMATION

The Distributor shall provide the Board of Directors and the Board of Directors, and, in particular, the Independent Directors, shall review, in the exercise of their fiduciary duties, at least quarterly, a written report of the amounts expended with respect to the Class A, B, C, R3, R4 and T shares of each Fund by the Distributor under this Plan and the Principal Underwriting Agreement and the purposes for which such expenditures were made.

ARTICLE VIII. TERMINATION

This Plan may be terminated with respect to any class of shares of a Fund (a) at any time by vote of a majority of the Independent Directors, or a majority of the applicable Fund's outstanding voting Class A, B, C, R3, R4 or T shares, as applicable, or (b) by the Distributor on 60 days' notice in writing to the applicable Fund(s).

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Termination or discontinuance of the Plan with respect to one Fund shall not affect the continued effectiveness of this Plan with respect to the shares or classes of any other Fund.

ARTICLE IX. AGREEMENTS

Each agreement with any person relating to implementation of this Plan shall be in writing, and each agreement related to this Plan shall provide:

(a) That, with respect to each Fund, such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the Fund's then outstanding voting Class A, B, C, R3, R4 or T shares, as applicable.

(b) That such agreement shall terminate automatically in the event of its assignment.

ARTICLE X. AMENDMENTS

This Plan may not be amended to increase materially the maximum amount of the fees payable by any Fund hereunder without the approval of a majority of the outstanding voting Class A, B, C, R3, R4 or T shares, as applicable, of the applicable Fund. No material amendment to the Plan shall, in any event, be effective unless it is approved by the Board of Directors in the same manner as is provided for in Article V.

ARTICLE XI. PRESERVATION OF DOCUMENTS

The Company shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made to the Board for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

ARTICLE XII. LIMITATION OF LIABILITY

No Fund of the Company shall be responsible for the obligations of any other Fund of the Company.

ARTICLE XIII. SELECTION OF DIRECTORS

While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Company shall be committed to the discretion of the Board of Directors who are not interested persons of the Company.

ARTICLE XIV. DEFINED TERMS

As used in this Plan, the terms "majority of the outstanding voting shares" shall have the same meaning as the phrase "majority of the outstanding voting securities" has in the Act, and the phrases "interested person" and "assignment" shall have the same meaning as those phrases have in the Act.

Amended: September 25, 2017 (to remove fund that has been reorganized into another fund), February 28, 2017 (to add Global Impact Fund and Class T shares), October 24, 2016 (to remove funds that have been liquidated), February 29, 2016 (to add Environmental Opportunities Fund), May 29, 2015 (to add Municipal Income Fund and Municipal Short Duration Fund), August 29, 2014 (to add Hartford Long/Short Global Equity Fund)

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